LICENSE AGREEMENT

This License Agreement (this "Agreement") is made effective as of May 20, 1998 between Sydney Allan Harland, of 2155 Winchester Court, Burlington, Ontario L7P3M7 Canada, and Ameri-can Railway Systems, Incorporated, of 100 Walnut Street, Champlain, New York 12919 U.S.A..

In the Agreement, the party who is granting the right to use the licensed property will be referred to as "Licensor", and the party who is receiving the right to use the licensed property will be referred to as "ARS".

The parties agree as follows:

1. GRANT OF LICENSE. Licensor owns the intellectual property, trade name and patents described in Exhibit A, attached hereto and made a part hereof. ("Licensed Property"). In accordance with this Agreement, Licensor grants ARS a non-exclusive license to use the Licensed Property. Licensor retains title and ownership of the Licensed Property. This grant of license only applies to the following described territory: Canada and the United States.

2. PAYMENT OF ROYALTY. ARS will pay to Licensor a royalty which shall be calculated as follows: The royalty shall be paid by the issuance of 4,520,239 shares of ARS common stock to Licensor.

3. MODIFICATIONS. Unless the prior written consent of Licensor is obtained, ARS may not modify or change the Licensed Property in any manner.

4. DEFAULTS. If ARS fails to abide by the obligations of this Agreement, Licensor shall have the option to cancel this Agreement by providing 60 days' written notice to ARS.

5. ARBITRATION. All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the American Arbitration Association. Either party may invoke this paragraph after providing 30 days' written notice to the other party. All costs of arbitration shall be divided equally between the parties. Any award may be enforced by a court of law.

6. TRANSFER OF RIGHTS. This Agreement shall be binding on any successors of the parties. Neither party shall have the right to assign its interests in this Agreement to any other party, unless the prior written consent of the other party is obtained.

7. TERMINATION. This Agreement may be terminated by ARS by providing 90 days' written notice to the other party.

8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

9. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

10. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.


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11. WAIVER OF CONTRACTUAL RIGHT.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of New York.



Licensor:
Sydney Allan Harland


By:  ____________________________________________________
     Sydney Allan Harland



Licensee:
Ameri-can Railway Systems, Incorporated


By:  ____________________________________________________
     Peter Ross, President and C.O.O.